SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 25, 2003
(To Prospectus dated June 24, 2003)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                       Alternative Loan Trust 2003-18CB
                                    Issuer

              Mortgage Pass-Through Certificates, Series 2003-45

                               -----------------


--------------------
                       The Class PO Certificates
The Class PO
Certificates           o  This supplement relates to the offering of the
represent                 Class PO Certificates of the series referenced above.
obligations of the        This supplement does not contain complete information
trust only and do         about the offering of the Class PO Certificates.
not represent an          Additional information is contained in the prospectus
interest in or            supplement dated July 25, 2003, prepared in
obligation of CWMBS,      connection with the offering of the offered
Inc., Countrywide         certificates of the series referenced above, and in
Home Loans, Inc.,         the prospectus of the depositor dated June 24, 2003.
Countrywide Home          You are urged to read this supplement, the prospectus
Loans Servicing LP,       supplement and the prospectus in full.
or any of their
affiliates.            o  As of October 27, 2003, the class certificate
                          balance of the Class PO Certificates was
This supplement           approximately $2,514,020.
October be used to
offer and sell the     o  Exhibit 1 to this supplement is the monthly
offered certificates      statement made available to holders of the Class PO
only if accompanied       Certificates on the distribution date in October
by the prospectus         2003.
supplement and the
prospectus.            o  This supplement also modifies the "Method of
                          Distribution" section on page S-59 of the prospectus
--------------------      supplement and the "Yield, Prepayment and Maturity
                          Considerations" section on page S-45 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 31, 2003

                            ADDITIONAL INFORMATION


            You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


               o the prospectus supplement, dated July 25, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


               o the prospectus of the depositor, dated June 24, 2003, which is attached to, and forms a part of this supplement.


                           DESCRIPTION OF COLLATERAL


Reports to Certificateholders

            The monthly statement furnished to the Certificateholders on the Distribution Date in October 2003 (the "Certificate Date") is included herein as Exhibit 1.


                            METHOD OF DISTRIBUTION

            Pursuant to a Placement Agency Agreement, dated as of October 31, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

               The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is October 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 66%.

         Sensitivity of the Principal Only Certificates to Prepayments
                         (Pre-tax Yields to Maturity)


                                      Percentage of the Prepayment Assumption
                                      ---------------------------------------
       Class                         0%       50%      100%      150%      200%
       -----                        ----     ----     -----     -----     -----

       Class PO.................    2.4%     7.7%     14.7%     22.5%     31.3%


            It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                   EXHIBIT 1

                                  [Attached]


            THE                                                                                        Distribution Date: 10/25/03
          BANK OF
            NEW
           YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:    Courtney Bartholomew                    Mortgage Pass-Through Certificates
            212-815-3236                                      Series 2003-45
Associate:  Sean O'connell
            212-815-6312

                                               Certificateholder Monthly Distribution Summary

-------------------------------------------------------------------------------------------------------------------------------
                                             Certificate                          Pass
                                Class           Rate          Beginning          Through        Principal         Interest
    Class         Cusip      Description        Type           Balance          Rate (%)       Distribution     Distribution
-------------------------------------------------------------------------------------------------------------------------------
     1A1        12669EWU6       Senior       Fix-30/360       652,635,192.29       5.250000    4,342,192.62     2,855,278.97
     2A1        12669EWV4       Senior       Fix-30/360       153,835,594.04       4.500000    1,368,315.54       576,883.48
      PO                                                        2,525,772.83       0.000000       11,752.71             0.00
     PO-1       12669EWW2      Strip PO      Fix-30/360         2,519,338.95       0.000000       11,713.58             0.00
     PO-2       12669EWW2      Strip PO      Fix-30/360             6,433.88       0.000000           39.13             0.00
      AR        12669EWX0       Senior       Fix-30/360                 0.00       5.250000            0.00             0.00
-------------------------------------------------------------------------------------------------------------------------------
      M         12669EWY8       Junior       Var-30/360        12,623,339.62       5.107509       20,051.20        53,728.19
      B1        12669EWZ5       Junior       Var-30/360         5,470,113.83       5.107509        8,688.85        23,282.21
      B2        12669EXA9       Junior       Var-30/360         3,787,001.89       5.107509        6,015.36        16,118.46
      B3        12669ED60       Junior       Var-30/360         2,103,889.94       5.107509        3,341.87         8,954.70
      B4        12669ED78       Junior       Var-30/360         1,683,111.95       5.107509        2,673.49         7,163.76
      B5        12669ED86       Junior       Var-30/360         1,683,437.20       5.107509        2,673.48         7,165.14
-------------------------------------------------------------------------------------------------------------------------------
    Totals                                                    836,347,453.59                   5,765,705.12     3,548,574.91
-------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                   Current                        Cumulative
                     Total         Realized         Ending         Realized
    Class         Distribution      Losses          Balance         Losses
------------------------------------------------------------------------------
     1A1          7,197,471.58         0.00     648,292,999.67        0.00
     2A1          1,945,199.01         0.00     152,467,278.50        0.00
      PO             11,752.71         0.00       2,514,020.11        0.00
     PO-1            11,713.58         0.00       2,507,625.36        0.00
     PO-2                39.13         0.00           6,394.75        0.00
      AR                  0.00         0.00               0.00        0.00
------------------------------------------------------------------------------
      M              73,779.39         0.00      12,603,288.42        0.00
      B1             31,971.07         0.00       5,461,424.98        0.00
      B2             22,133.82         0.00       3,780,986.52        0.00
      B3             12,296.56         0.00       2,100,548.07        0.00
      B4              9,837.25         0.00       1,680,438.46        0.00
      B5              9,838.63         0.53       1,680,763.19        0.53
------------------------------------------------------------------------------
    Totals        9,314,280.02         0.53     830,581,747.92        0.53
------------------------------------------------------------------------------


             THE                                                                                       Distribution Date: 10/25/03
           BANK OF
             NEW
            YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:   Courtney Bartholomew                     Mortgage Pass-Through Certificates
           212-815-3236                                       Series 2003-45
Associate: Sean O'connell
           212-815-6312

                                                      Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------
                                      Original              Beginning           Scheduled                        Unscheduled
                                    Certificate           Certificate           Principal         Accretion       Principal
    Class           Cusip             Balance               Balance            Distribution       Principal      Adjustments
-------------------------------------------------------------------------------------------------------------------------------
     1A1          12669EWU6        658,700,000.00         652,635,192.29       4,342,192.62            0.00            0.00
     2A1          12669EWV4        155,836,000.00         153,835,594.04       1,368,315.54            0.00            0.00
      PO                             2,614,073.57           2,525,772.83          11,752.71            0.00            0.00
     PO-1         12669EWW2          2,585,965.60           2,519,338.95          11,713.58            0.00            0.00
     PO-2         12669EWW2             28,107.97               6,433.88              39.13            0.00            0.00
      AR          12669EWX0                100.00                   0.00               0.00            0.00            0.00
-------------------------------------------------------------------------------------------------------------------------------
      M           12669EWY8         12,669,000.00          12,623,339.62          20,051.20            0.00            0.00
      B1          12669EWZ5          5,489,900.00           5,470,113.83           8,688.85            0.00            0.00
      B2          12669EXA9          3,800,700.00           3,787,001.89           6,015.36            0.00            0.00
      B3          12669ED60          2,111,500.00           2,103,889.94           3,341.87            0.00            0.00
      B4          12669ED78          1,689,200.00           1,683,111.95           2,673.49            0.00            0.00
      B5          12669ED86          1,689,526.43           1,683,437.20           2,673.48            0.00            0.00
-------------------------------------------------------------------------------------------------------------------------------
    Totals                         844,600,000.00         836,347,453.59       5,765,705.12            0.00            0.00
-------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
                      Net              Current            Ending            Ending
                   Principal          Realized         Certificate       Certificate
    Class         Distribution         Losses            Balance            Factor
----------------------------------------------------------------------------------------
     1A1          4,342,192.62             0.00      648,292,999.67     0.98420069785
     2A1          1,368,315.54             0.00      152,467,278.50     0.97838290575
      PO             11,752.71             0.00        2,514,020.11     0.96172507876
     PO-1            11,713.58             0.00        2,507,625.36     0.96970561502
     PO-2                39.13             0.00            6,394.75     0.22750678935
      AR                  0.00             0.00                0.00     0.00000000000
----------------------------------------------------------------------------------------
      M              20,051.20             0.00       12,603,288.42     0.99481319882
      B1              8,688.85             0.00        5,461,424.98     0.99481319882
      B2              6,015.36             0.00        3,780,986.52     0.99481319882
      B3              3,341.87             0.00        2,100,548.07     0.99481319882
      B4              2,673.49             0.00        1,680,438.46     0.99481319882
      B5              2,673.48             0.53        1,680,763.19     0.99481319882
----------------------------------------------------------------------------------------
    Totals        5,765,705.12             0.53      830,581,747.92
----------------------------------------------------------------------------------------


        THE                                                                                            Distribution Date: 10/25/03
      BANK OF
        NEW
       YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:    Courtney Bartholomew                    Mortgage Pass-Through Certificates
            212-815-3236                                       Series 2003-45
Associate:  Sean O'connell
            212-815-6312

                                                        Interest Distribution Detail
--------------------------------------------------------------------------------------------------------------------------
                       Beginning           Pass             Accrued         Cumulative                        Total
                      Certificate        Through            Optimal           Unpaid        Deferred         Interest
  Class                 Balance          Rate (%)           Interest         Interest       Interest           Due
--------------------------------------------------------------------------------------------------------------------------
   1A1             652,635,192.29        5.250000          2,855,278.97        0.00             0.00      2,855,278.97
   2A1             153,835,594.04        4.500000            576,883.48        0.00             0.00        576,883.48
    PO               2,525,772.83        0.000000                  0.00        0.00             0.00              0.00
   PO-1              2,519,338.95        0.000000                  0.00        0.00             0.00              0.00
   PO-2                  6,433.88        0.000000                  0.00        0.00             0.00              0.00
    AR                       0.00        5.250000                  0.00        0.00             0.00              0.00
--------------------------------------------------------------------------------------------------------------------------
    M               12,623,339.62        5.107509             53,728.19        0.00             0.00         53,728.19
    B1               5,470,113.83        5.107509             23,282.21        0.00             0.00         23,282.21
    B2               3,787,001.89        5.107509             16,118.46        0.00             0.00         16,118.46
    B3               2,103,889.94        5.107509              8,954.70        0.00             0.00          8,954.70
    B4               1,683,111.95        5.107509              7,163.76        0.00             0.00          7,163.76
    B5               1,683,437.20        5.107509              7,165.14        0.00             0.00          7,165.14
--------------------------------------------------------------------------------------------------------------------------
  Totals           836,347,453.59                          3,548,574.91        0.00             0.00      3,548,574.91
--------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------
                      Net           Unscheduled
                  Prepayment          Interest          Interest
  Class          Int Shortfall       Adjustment           Paid
-------------------------------------------------------------------

   1A1                  0.00            0.00         2,855,278.97
   2A1                  0.00            0.00           576,883.48
    PO                  0.00            0.00                 0.00
   PO-1                 0.00            0.00                 0.00
   PO-2                 0.00            0.00                 0.00
    AR                  0.00            0.00                 0.00
-------------------------------------------------------------------
    M                   0.00            0.00            53,728.19
    B1                  0.00            0.00            23,282.21
    B2                  0.00            0.00            16,118.46
    B3                  0.00            0.00             8,954.70
    B4                  0.00            0.00             7,163.76
    B5                  0.00            0.00             7,165.14
-------------------------------------------------------------------
  Totals                0.00            0.00         3,548,574.91
-------------------------------------------------------------------


          THE                                                                                          Distribution Date:  10/25/03
        BANK OF
          NEW
         YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:    Courtney Bartholomew                    Mortgage Pass-Through Certificates
            212-815-3236                                      Series 2003-45
Associate:  Sean O'connell
            212-815-6312

                                                       Current Payment Information
                                                            Factors per $1,000
----------------------------------------------------------------------------------------------------------------------------------
                                 Original        Beginning Cert.                                      Ending Cert.       Pass
                                Certificate         Notional         Principal         Interest         Notional        Through
   Class         Cusip            Balance            Balance       Distribution      Distribution       Balance         Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
    1A1        12669EWU6     658,700,000.00       990.792761941      6.592064090      4.334718333    984.200697852       5.250000
    2A1        12669EWV4     155,836,000.00       987.163389953      8.780484202      3.701862712    978.382905751       4.500000
     PO                        2,614,073.57       966.221019556      4.495936968      0.000000000    961.725078763       0.000000
    PO-1       12669EWW2       2,585,965.60       974.235290183      4.529675165      0.000000000    969.705615018       0.000000
    PO-2       12669EWW2          28,107.97       228.898827110      1.392037759      0.000000000    227.506789352       0.000000
     AR        12669EWX0             100.00         0.000000000      0.000000000      0.000000000      0.000000000       5.250000
----------------------------------------------------------------------------------------------------------------------------------
     M         12669EWY8      12,669,000.00       996.395896865      1.582698047      4.240917824    994.813198818       5.107509
     B1        12669EWZ5       5,489,900.00       996.395896865      1.582698047      4.240917824    994.813198818       5.107509
     B2        12669EXA9       3,800,700.00       996.395896865      1.582698047      4.240917824    994.813198818       5.107509
     B3        12669ED60       2,111,500.00       996.395896865      1.582698047      4.240917824    994.813198818       5.107509
     B4        12669ED78       1,689,200.00       996.395896865      1.582698047      4.240917824    994.813198818       5.107509
     B5        12669ED86       1,689,526.43       996.395896864      1.582386684      4.240917824    994.813198817       5.107509
----------------------------------------------------------------------------------------------------------------------------------
   Totals                    844,600,000.00       990.229047585      6.826551172      4.201485804    983.402495761
----------------------------------------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:       Courtney Bartholomew                 Mortgage Pass-Through Certificates
               212-815-3236                                   Series 2003-45
Associate:     Sean O'connell
               212-815-6312

Pool Level Data

Distribution Date                                                                                                       10/25/03
Cut-off Date                                                                                                             7/ 1/03
Determination Date                                                                                                      10/ 1/03
Accrual Period 30/360                       Begin                                                                        9/ 1/03
                                            End                                                                         10/ 1/03
Number of Days in 30/360 Accrual Period                                                                                       30


---------------------------------------------------
                Collateral Information
---------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                              683,500,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                 677,309,097.75
Ending Aggregate Pool Stated Principal Balance                                                                    672,931,347.31

Beginning Aggregate Loan Count                                                                                              3722
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               19
Ending Aggregate Loan Count                                                                                                 3703

Beginning Weighted Average Loan Rate (WAC)                                                                             5.708913%
Ending Weighted Average Loan Rate (WAC)                                                                                5.708332%

Beginning Net Weighted Average Loan Rate                                                                               5.230472%
Ending Net Weighted Average Loan Rate                                                                                  5.230436%

Weighted Average Maturity (WAM) (Months)                                                                                     356

Servicer Advances                                                                                                      15,294.94

Aggregate Pool Prepayment                                                                                           3,648,536.80
Pool Prepayment Rate                                                                                                  6.2826 CPR

Group 2
-------
Cut-Off Date Balance                                                                                              161,100,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                 159,038,355.83
Ending Aggregate Pool Stated Principal Balance                                                                    157,650,400.62

Beginning Aggregate Loan Count                                                                                              1024
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                4
Ending Aggregate Loan Count                                                                                                 1020

Beginning Weighted Average Loan Rate (WAC)                                                                             5.193350%
Ending Weighted Average Loan Rate (WAC)                                                                                5.193552%


          THE
        BANK OF
          NEW
         YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:       Courtney Bartholomew                 Mortgage Pass-Through Certificates
               212-815-3236                                   Series 2003-45
Associate:     Sean O'connell
               212-815-6312

Group 2
-------
Beginning Net Weighted Average Loan Rate                                                                               4.499818%
Ending Net Weighted Average Loan Rate                                                                                  4.499817%

Weighted Average Maturity (WAM) (Months)                                                                                     176

Servicer Advances                                                                                                       2,200.59

Aggregate Pool Prepayment                                                                                             788,050.33
Pool Prepayment Rate                                                                                                  5.8080 CPR

---------------------------------------------------
            Certificate Information
---------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                 96.7168193925%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             3.2831806075%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

Group 2
-------
Senior Percentage                                                                                                 96.7325252395%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             3.2674747605%
Subordinate Prepayment Percentage                                                                                  0.0000000000%


Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                  9,666,799.22
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                    ------------
Total Deposits                                                                                                      9,666,799.22


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                       136,223.96


            THE
          BANK OF
            NEW
           YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer: Courtney Bartholomew                       Mortgage Pass-Through Certificates
212-815-3236                                                  Series 2003-45
Associate: Sean O'connell
212-815-6312


Payment of Sub Servicer Fees                                                                                            216,295.24
Payment of Other Fees                                                                                                   206,783.06
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                    9,512.17
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                     9,314,280.03
                                                                                                                      ------------
Total Withdrawals                                                                                                     9,883,094.46

Ending Balance                                                                                                               -0.00


Master Servicing Fees Paid                                                                                              136,223.96
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                     9,512.17
Other Fees Paid                                                                                                         206,783.06
                                                                                                                        ----------
Total Fees                                                                                                              352,519.19



Delinquency Information
Group 1


Delinquency                                                       31-60 Days         61-90 Days         91+ Days            Totals
-----------                                                       ----------         ----------         --------            ------
Scheduled Principal Balance                                     1,634,093.64         823,681.17             0.00      2,457,774.81
Percentage of Total Pool Balance                                   0.242832%          0.122402%        0.000000%         0.365234%
Number of Loans                                                            9                  4                0                13
Percentage of Total Loans                                          0.243046%          0.108021%        0.000000%         0.351067%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%


          THE
        BANK OF
          NEW
         YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:    Courtney Bartholomew                    Mortgage Pass-Through Certificates
            212-815-3236                                     Series 2003-45
Associate:  Sean O'connell
            212-815-6312

REO
---
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                         0.00


Group 2
-------

Delinquency                                               31-60 Days           61-90 Days            91+ Days               Totals
-----------                                               ----------           ----------            --------               ------
Scheduled Principal Balance                               261,249.96                 0.00                0.00           261,249.96
Percentage of Total Pool Balance                           0.165715%            0.000000%           0.000000%            0.165715%
Number of Loans                                                    1                    0                   0                    1
Percentage of Total Loans                                  0.098039%            0.000000%           0.000000%            0.098039%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00

         THE
       BANK OF
         NEW
        YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:       Courtney Bartholomew                 Mortgage Pass-Through Certificates
               212-815-3236                                   Series 2003-45
Associate:      Sean O'connell
               212-815-6312

Total Realized Losses                                                                                                       0.00

----------------------------------------------------------------
         Subordination/Credit Enhancement Information
----------------------------------------------------------------

Protection                                                                                           Original            Current
----------                                                                                           --------            -------
Bankruptcy Loss                                                                                    145,971.00         145,971.00
Bankruptcy Percentage                                                                               0.017283%          0.017575%
Credit/Fraud Loss                                                                                8,446,000.00       8,446,000.00
Credit/Fraud Loss Percentage                                                                        1.000000%          1.016878%
Special Hazard Loss                                                                              8,446,000.00       8,363,474.54
Special Hazard Loss Percentage                                                                      1.000000%          1.006942%

Credit Support                                                                                       Original            Current
--------------                                                                                       --------            -------
Class A                                                                                        817,150,173.57     803,274,298.29
Class A Percentage                                                                                 96.749961%         96.712250%

Class M                                                                                         12,669,000.00      12,603,288.42
Class M Percentage                                                                                  1.500000%          1.517405%

Class B1                                                                                         5,489,900.00       5,461,424.98
Class B1 Percentage                                                                                 0.650000%          0.657542%

Class B2                                                                                         3,800,700.00       3,780,986.52
Class B2 Percentage                                                                                 0.450000%          0.455221%

Class B3                                                                                         2,111,500.00       2,100,548.07
Class B3 Percentage                                                                                 0.250000%          0.252901%

Class B4                                                                                         1,689,200.00       1,680,438.46
Class B4 Percentage                                                                                 0.200000%          0.202321%

Class B5                                                                                         1,689,526.43       1,680,763.19
Class B5 Percentage                                                                                 0.200039%          0.202360%


----------------------------------------------------------------
                Compensating Interest Detail
----------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                               3,167.29
Compensation for Gross PPIS from  Servicing Fees                                                                        3,167.29


          THE
        BANK OF
          NEW
         YORK
101 Barclay Street, 8 West
New York, NY 10286
                                                    COUNTRYWIDE HOME LOAN SERVICING LP
Officer:   Courtney Bartholomew                     Mortgage Pass-Through Certificates
           212-815-3236                                       Series 2003-45
Associate: Sean O'connell
           212-815-6312

----------------------------------------------------------------
                 Compensating Interest Detail
----------------------------------------------------------------
Total Net PPIS (Non-Supported PPIS)                                                                                        0.00
